                                                                     Exhibit 1.1



The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.


                (CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO)
 (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)

                      WAIVER FROM COMPLIANCE WITH RULE 3.24
                                OF LISTING RULES

--------------------------------------------------------------------------------
The Company has applied for, and the Stock Exchange has granted to the Company, a conditional waiver from strict compliance with Rule 3.24 of the Listing Rules for a period of 3 years from 28 January 2005.
--------------------------------------------------------------------------------

Pursuant to Rule 3.24 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "LISTING RULES"), China Eastern Airlines Corporation Limited (the "COMPANY") must employ a qualified accountant (the "QUALIFIED ACCOUNTANT") on a full-time basis who, among other things, must be a qualified accountant and a fellow or associate member of the Hong Kong Institute of Certified Public Accountants ("HKICPA") (previously known as the Hong Kong Society of Accountants) or a similar body of accountants recognised by HKICPA for the purpose of granting exemptions from the examination requirement for membership of HKICPA.

The Company has applied for, and The Stock Exchange of Hong Kong Limited (the "STOCK EXCHANGE") has granted, a conditional waiver from strict compliance with Rule 3.24 of the Listing Rules for a period of 3 years commencing on 28 January 2005.

The waiver is subject to the following conditions:

1. the Company's Chief Financial Officer Mr. Luo Weide ("MR. LUO"), being a member of the senior management of the Company, is able to meet all the requirements set out in Rule 3.24 of the Listing Rules, save for being a fellow or associate member of HKICPA or a similar body of accountants recognised by HKICPA for the purpose of granting exemptions from the examination requirement for membership of HKICPA; and

2. the Company has in place arrangement(s) providing Mr. Luo with access to an assistant, who is an associate member of HKICPA, to provide assistance to Mr. Luo in the discharge of his duties as the Qualified Accountant during the waiver period.

The waiver will cease (i) on 26 January 2008 or (ii) when the Company fails to fulfill any of the above waiver conditions, whichever is the earlier.

If the Company fails to fulfill any of the waiver conditions, the Company will immediately inform the Stock Exchange and take remedial steps to comply with Rule 3.24 of the Listing Rules.

                                       By order of the board of the directors of
                                                 CHINA EASTERN AIRLINES
                                                  CORPORATION LIMITED
                                                       LUO ZHUPING
                                             Director and Company Secretary

The Company's directors as at the date of this announcement are:

Li Fenghua (Chairman, Executive Director)
Ye Yigan (Non-executive Director)
Cao Jianxiong (Non-executive Director)
Wan Mingwu (Vice President, Executive Director)
Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)
Hu Honggao (Independent Non-executive Director)
Peter Lok (Independent Non-executive Director)
Wu Baiwang (Independent Non-executive Director)
Zhou Ruijin (Independent Non-executive Director)
Xie Rong (Independent Non-executive Director)

Shanghai, the People's Republic of China
1 February 2005

Please also refer to the published version of this announcement in the China Daily (English) and Hong Kong Commercial Daily (Chinese).

                                     Page 2